SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [ x ]

Filed by a Party Other than the Registrant [ ]

Check the appropriate box:

[	]	Preliminary Proxy Statement
[	]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ x	]	Definitive Proxy Statement
[	]	Definitive Additional Materials
[	]	Soliciting Material Pursuant to Section 240.14a-2.

Twin Disc Incorporated (Name of Registrant as Specified In Its Charter)

     _____________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box): [ x ] No fee required.

 [   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

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(Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transactions:

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[ ] Fee paid previously with preliminary materials

[    ] Check box if any part of the fee is offset as proved by Exchange Act Rule 0-11(a)(2) and identify the filing which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2)	Form, Schedule or Registration Statement No.:

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4)	Date Filed:

TWIN DISC, INCORPORATED

1328 Racine Street, Racine, Wisconsin 53403

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OCTOBER 17, 2008

     NOTICE IS HEREBY GIVEN TO THE SHAREHOLDERS OF TWIN DISC, INCORPORATED

The Annual Meeting of Shareholders of Twin Disc, Incorporated, a Wisconsin corporation, will be held at 2 P.M. (Central Daylight Time) on Friday, October 17, 2008, at the Corporate Offices, 1328 Racine Street, Racine, Wisconsin for the following purposes:

1.	To elect three Directors to serve until the Annual Meeting in 2011.
2.	To ratify the appointment of PricewaterhouseCoopers LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending June 30, 2009.
3.	To transact any other business that may properly come before the meeting.

Only holders of record of shares of common stock of the Corporation at the close of business on August 29, 2008, shall be entitled to vote at the meeting.

A proxy appointment and proxy statement are enclosed herewith. The proxy appointment shows the form in which your shares are registered. Your signature should be in the same form.

Thomas E. Valentyn General Counsel and Secretary

September 17, 2008

IF YOU ARE UNABLE TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND RETURN YOUR PROXY APPOINTMENT IN THE ENCLOSED ENVELOPE OR VOTE VIA THE INTERNET OR BY TELEPHONE BEFORE THE APPLICABLE DEADLINE STATED IN THE PROXY STATEMENT. IF YOUR PROXY APPOINTMENT IS NOT RECEIVED BY THE SECRETARY, OR IF YOU DO NOT VOTE VIA INTERNET OR TELEPHONE, BEFORE THE APPLICABLE DEADLINE, YOUR PROXY APPOINTMENT WILL BE RULED INVALID. SHOULD YOU FIND IT CONVENIENT TO ATTEND THE MEETING PERSONALLY, AND DESIRE TO VOTE IN PERSON, YOU MAY REQUEST BEFORE ANY VOTE THAT YOUR PROXY APPOINTMENT BE RETURNED TO YOU, OR THAT YOUR ELECTRONIC VOTE BE WITHDRAWN, IN ORDER THAT YOU MAY VOTE IN PERSON.

YOUR VOTE IS IMPORTANT! PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY APPOINTMENT IMMEDIATELY.

2008 Proxy Statement TWIN DISC, INCORPORATED September 17, 2008

DATE, TIME AND PLACE OF MEETING

This proxy statement is furnished in connection with the solicitation by the Board of Directors of the Corporation of proxies for use at the Annual Meeting of Shareholders to be held at 2 P.M. (Central Daylight Time), at the Corporate Offices, 1328 Racine Street, Racine, Wisconsin on Friday, October 17, 2008, or any adjournment thereof. Holders of common stock of record at the close of business on August 29, 2008, are entitled to vote at the meeting and each shareholder shall have one vote for each share of common stock registered in the shareholder’s name. Shares represented by a signed proxy appointment will be voted in the manner specified in the form of proxy or, if no specification is made, in favor of each of the propositions mentioned therein. The presence of a majority of the outstanding shares of common stock of the Corporation, either in person or represented by a signed proxy appointment or electronic proxy vote, will constitute a quorum at the meeting. The Corporation intends to mail this statement to shareholders on or about September 17, 2008.

PROXY APPOINTMENT AND REVOCATION

Shareholders may vote by delivery, either in person, by mail or by messenger, of the enclosed proxy appointment form. Appointment forms must be received by the Secretary not less than 48 hours prior to the date of the meeting. The proxy appointment form must be signed in handwriting. The signature must be sufficiently legible to allow the inspector to distinguish it as representing the name of the registered shareholder, or must be accompanied by a rubber stamp facsimile or hand-printed name, including the shareholder’s surname and either the shareholder’s first or middle name as represented on the corporate records, and any titles, offices or words indicating agency which appear in the corporate records. PROXY APPOINTMENT FORMS NOT MEETING THE ABOVE REQUIREMENTS WILL BE RULED INVALID.

Shareholders may also vote via the Internet by accessing www.proxyvoting.com/twin or by telephone at 1-866-540-5760. The telephone and Internet voting procedures are designed to authenticate the shareholder’s identity, to allow the shareholder to give voting instructions and to confirm that such instructions have been properly recorded. Shareholders may vote via the Internet or by telephone up to 11:59 PM Eastern Time the day before the annual meeting. Shareholders that vote via the Internet should understand that there might be costs associated with electronic access that they must bear, such as usage charges from Internet access providers and telephone companies.

The person giving the proxy may revoke it before it is exercised, either in person, by mail or by messenger, by submitting a later dated proxy appointment form to the Secretary at least 48 hours prior to the date of the meeting. If the proxy was voted via the Internet or by telephone, the person may revoke the proxy by entering a new vote via the Internet or telephone prior to the time that Internet and telephone voting closes. The person giving the proxy may also revoke it by openly stating the revocation at the meeting, by voting at the meeting in person, or by delivering a signed written statement revoking the proxy to the Secretary prior to the date of the meeting. ANY ATTEMPTED REVOCATIONS NOT MEETING THE ABOVE REQUIREMENTS WILL BE RULED INVALID.

RECORD DATE

The record date with respect to this solicitation is August 29, 2008. On August 29, 2008, there were outstanding 11,266,736 shares of common stock of the Corporation entitled to vote at the Annual Meeting. There also are 200,000 shares of no-par preferred stock authorized, of which 150,000 shares have been designated Series A Junior Preferred Stock, but none are outstanding.

SHAREHOLDER PROPOSALS FOR 2009

If a shareholder wishes to present a proposal for consideration for inclusion in the Notice of the Meeting and Proxy Statement for the 2009 Annual Meeting, the proposal must be received at the Corporation’s principal executive offices no later than May 20, 2009. Shareholder proposals received later than July 19, 2009 will be considered untimely, and will not be considered at the Corporation’s 2009 Annual Meeting.

PERSONS MAKING THE SOLICITATION

The proxy is being solicited by the Corporation’s Board of Directors and will be voted in favor of the Directors’ recommendations on each and all matters properly brought before the meeting, unless the undersigned shareholder specifically instructs the holder or holders of the proxy to the contrary.

VOTES REQUIRED FOR PROPOSALS AND HOW VOTES WILL BE COUNTED

With respect to the election of directors, votes may be cast in favor or withheld. Votes that are withheld will be excluded entirely from the vote and will have no effect. The affirmative vote of a majority of the votes cast at the annual meeting (assuming a quorum is present) shall be required for the election of directors.

With respect to the ratification of the appointment of independent auditors, votes may be cast “For” or “Against.” Broker non-votes, as defined below, will be disregarded. The appointment will be ratified if a majority of the shares present and entitled to vote on the matter are voted “For” ratification. If the appointment of the independent auditors is not ratified, the Audit Committee will reconsider such appointment.

Abstentions may be specified and will have the same effect as a vote “Against” on all proposals submitted to shareholders, other than for the election of directors. Abstentions will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the meeting.

In certain instances, brokers who hold shares in street name for customers may have authority to vote on certain items when they have not received instructions from the beneficial owners of the shares. With respect to routine matters, including the election of directors nominated by the Board, brokers may vote their shares without specific instructions from the beneficial owners. However, under the rules of the New York Stock Exchange, brokers who hold shares in street name are not permitted to vote on certain non-routine matters, including the adoption or amendment of stock-based compensation plans, without specific instructions from the beneficial owners of the shares. A “broker non-vote” occurs on an item submitted for shareholder approval when the broker does not have the authority to vote on the item in the absence of instructions from the beneficial owner. Such “broker non-votes” will be counted for purposes of determining the presence or absence of a quorum.

PRINCIPAL SHAREHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS

PRINCIPAL SHAREHOLDERS

Based upon the records of the Corporation, filings with the Securities and Exchange Commission as of July 31, 2008 and additional information obtained by the Company, the following table sets forth the persons or group of persons having beneficial ownership (as defined by the Securities and Exchange Commission) of more than 5% of the issued and outstanding common stock of the Corporation.

		Nature of
		Beneficial	Amount	Percent of
Name	Address	Ownership	Owned	Class

Michael E. Batten	3419 Michigan Blvd.	Power to vote	2,137,740 (1)	19.1%
	Racine, WI	Beneficial	432,079 (2)	3.9%

(1) Held as trustee under various trusts.

(2) Includes 10,400 shares owned by the wife of Michael E. Batten and 72,000 subject to currently exercisable stock options.

DIRECTORS AND EXECUTIVE OFFICERS

Based upon the records of the Corporation, filings with the Securities and Exchange Commission as of August 31, 2008 and additional information obtained by the Company, the following table sets forth the number of shares of common stock of the Corporation beneficially owned by each of the Directors of the Corporation, each of the executive officers named in the Summary Compensation Table and the number of shares beneficially owned by all Directors and executive officers of the Corporation as a group.

Amount and Nature
Name of	of Beneficial	Percent of
Beneficial Owner	Ownership (1)	Class
Michael E. Batten	2,569,819 (2)	23.0%
Christopher J. Eperjesy	30,142 (4)	*
James E. Feiertag	24,308 (5)	*
John H. Batten	16,191 (5)	*
H. Claude Fabry	8,399	*
John A. Mellowes	29,600 (3)	*
David B. Rayburn	24,000 (3)	*
David L. Swift	35,200 (3)	*

Malcolm F. Moore	4,800 (3)	*
David R. Zimmer	15,360 (3)	*
Harold M. Stratton II	600 (3)	*
All Directors and
Executive Officers
as a group (15 persons)	2,793,346 (3)	25.0%
* Denotes ownership of less than one percent of shares outstanding.

(1) Shares listed include any shares owned by a spouse, minor children and immediate relatives who share the same household as a Director or officer. Inclusion of any such shares is not to be considered an admission of beneficial ownership.

(2) Includes 10,400 shares held by Mr. Batten’s wife, 2,137,740 shares held by him as trustee under various family trusts, and 72,000 shares subject to presently exercisable stock options.

(3) Shares subject to currently exercisable stock options included in the above are as follows: Mr. Rayburn 19,200, Mr. Swift 27,200, Mr. Zimmer 4,800, Mr. Mellowes 24,800, Mr. Moore 2,400, Mr. Stratton 4,800 and all Directors and executive officers as a group 155,200.

(4) Includes restricted stock grants of 6,000 shares that vest in fiscal 2009 and 2,500 shares that vest in fiscal 2012.

(5) Includes restricted stock grants of 2,500 shares that vest in fiscal 2012.

PROPOSAL 1: ELECTION OF DIRECTORS

Three directors are to be elected for a term to expire at the annual meeting following the fiscal year ended June 30, 2011. Shares of common stock represented by properly executed proxy appointments in the accompanying form will be voted for the nominees listed for the term indicated unless authority to do so is withheld.

The nominees for the Board of Directors and the Directors whose terms will continue and the class to which he has been or is to be elected are as set forth below. Each nominee and each Director was elected to his present term of office by a vote of shareholders at a meeting for which proxies were solicited. John H. Batten is the son of Michael E. Batten.

Served as
	Principal Occupation	Director
Name of Director	and other Public	Continuously
and Current Age	Company Directorships	Since

NOMINEES FOR DIRECTORS FOR TERMS TO EXPIRE IN 2011:

Michael E. Batten	Chairman and Chief Executive Officer,	May 1974
Age 68	Twin Disc, Incorporated
Also Director,
Briggs & Stratton Corporation

Michael Doar	Chairman and Chief Executive Officer,	New nominee
Age 53	Hurco Companies, Inc.
Indianapolis, IN
(A global manufacturer of machine
tools)

David R. Zimmer	Managing Partner, Stonebridge	July 1995
Age 62	Equity LLC, Troy, Michigan, since
2005 (A merger, acquisition and
value consulting firm)
Formerly Chief Executive Officer,
Twitchell Corporation,
Dothan, AL
A privately held manufacturer
and marketer of highly engineered,
synthetic yarns, fabrics, extrusions,
and coatings)
Also Director,
Detrex Corporation
Strattec Security Corporation

DIRECTORS WHOSE TERMS EXPIRE IN 2009:

David B. Rayburn	Retired President and	July 2000
Age 60	Chief Executive Officer,
Modine Manufacturing Company,
Racine, Wisconsin
(A manufacturer of heat
exchange equipment)

Malcolm F. Moore	President and	October 2006
Age 58	Chief Operating Officer,
Gehl Company,
West Bend, Wisconsin
(A manufacturer and distributor of
compact equipment for construction
and agricultural markets)

DIRECTORS WHOSE TERMS EXPIRE IN 2010:

John H. Batten	President and Chief Operating Officer	December 2002
Age 43	July 2008; formerly Executive Vice

President since October 2004, and Vice
President and General Manager
Marine & Propulsion since 2001

John A. Mellowes	Chairman and	October 1998
Age 70	Chief Executive Officer,
Charter Manufacturing Co.,
Mequon, Wisconsin
(A privately held producer of bar,
rod wire and wire parts)
Also Director,
Marshall & Ilsley Corporation

Harold M. Stratton II	Chairman, President and	July 2004
Age 60	Chief Executive Officer,
Strattec Security Corporation,
Milwaukee, Wisconsin
(A leading manufacturer of mechanical
locks, electromechanical locks
and related security/access control
products for global automotive
manufacturers)
Also Director,
Smith Investment Company

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF ELECTING THE NOMINEES LISTED ABOVE AS DIRECTORS. UNLESS YOU INDICATE OTHERWISE ON YOUR PROXY, YOUR SHARES WILL BE VOTED FOR THE ELECTION OF EACH OF THESE NOMINEES AS DIRECTORS.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as our independent registered public accounting firm for the fiscal year ending June 30, 2009, including service to our consolidated subsidiaries. PricewaterhouseCoopers has acted in this capacity since 1928. A representative of PricewaterhouseCoopers will be present at the annual meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions. Stockholder ratification of the selection of PricewaterhouseCoopers as our independent registered public accounting firm is not required by our bylaws or other applicable legal requirement. However, the Audit Committee is submitting the selection of PricewaterhouseCoopers to the stockholders for ratification as a matter of good corporate governance.

Fees To Independent Registered Public Accounting Firm

Audit Fees

Aggregate fees billed, including out-of-pocket expenses, for professional services rendered by PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) in connection with (i) the audit of the Company’s consolidated financial statements as of and for the years ended June 30, 2008 and June 30, 2007, including statutory audits of the financial statements of the Company’s affiliates, and (ii) the limited reviews of the Company’s quarterly financial statements were $763,000 and $648,000, respectively.

Audit-Related Fees

Aggregate fees billed, for professional services rendered by PricewaterhouseCoopers for assurance and services reasonably related to the performance of the audit or review of the Company’s financial statements not included in audit fees above were $2,000 and $212,000 for the years ended June 30, 2008 and 2007, respectively.

Tax Fees

In addition to the other fees described above, aggregate fees billed, including out-of-pocket expenses, of $142,000 and $505,000 were paid to PricewaterhouseCoopers during the years ended June 30, 2008 and 2007, primarily for tax related services. Included in this amount are fees for tax compliance services of $117,000 and $110,000 during the years ended June 30, 2008 and 2007, respectively.

All Other Fees

During the years ended June 30, 2008 and 2007, PricewaterhouseCoopers rendered professional services to the Company other than those listed under audit fees, audit related fees and tax fees totaling $5,000 and $0, respectively.

The Audit Committee has determined that the provision of services rendered above that were not related to its audit of the Company's financial statements were at all times compatible with maintaining PricewaterhouseCoopers’ independence.

Pre-Approval Policies And Procedures

The Audit Committee annually pre-approves known or anticipated audit and non-audit services and fees. Additional non-audit services and fees not included in the annual pre-approval are submitted to a designated committee member for approval before the work is performed. For the year ended June 30, 2008, 100% of audit-related, tax and non-audit fees were pre-approved.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT AUDITORS FOR FISCAL YEAR 2009. UNLESS YOU INDICATE OTHERWISE, YOUR PROXY WILL BE VOTED "FOR" RATIFICATION.

CORPORATE GOVERNANCE

The Company's business is conducted under the direction of the Board of Directors, pursuant to the laws of the State of Wisconsin and our Restated By-laws. Members of the Board of Directors are kept informed of the Company's business through discussions with the Chairman and Chief Executive Officer, and with key members of management, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

The Company has reviewed its corporate governance policies and practices, particularly in light of the Sarbanes-Oxley Act of 2002 and rule changes made or proposed by the Securities and Exchange Commission and the NASDAQ Stock Market. We believe that our current policies and practices meet all applicable requirements. Our updated corporate governance policies, including updated charters for committees of the Board, are made available to our shareholders on our website, www.twindisc.com , and/or through appropriate mailings.

Board Independence

The Company requires, as set forth in its Guidelines for Corporate Governance, that a majority of the Board members be independent outside directors. However, the Company is not opposed to having members of the Company's management, including the CEO, serve as directors. "Independent Director," as used here, means a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. At a minimum, to qualify as "independent," a director must so qualify under governing rules, regulations and standards, including those issued by the SEC and the NASDAQ Stock Market. The Nominating and Governance Committee of the Board shall assess independence on an ongoing basis, and each director is responsible for bringing to the attention of the Nominating and Governance Committee any changes to his or her status that may affect independence. In addition, the directors shall complete, on at least an annual basis, a questionnaire prepared by the Company that is designed to elicit information that relates to the independence assessment. A majority of the Company's current directors are Independent Directors.

The Board has determined that the following directors are independent within the meaning of the SEC regulations, the listing standards of the NASDAQ Stock Market and the Company's Guidelines for Corporate Governance: Messrs. Mellowes, Moore, Rayburn, Stratton, Swift and Zimmer.

Guidelines for Business Conduct and Ethics

Our Guidelines for Business Conduct and Ethics (our "Guidelines") summarize the compliance and ethical standards and expectations we have for all our employees, officers and directors with respect to their conduct in furtherance of Company business. It contains procedures for reporting suspected violations of the Guidelines, including procedures for the reporting of questionable accounting or auditing matters, or other concerns regarding accounting, internal accounting controls or auditing matters. These materials are also available in print to any shareholder upon request. If we make any substantive amendment to the Guidelines, we will disclose the nature of such amendment on our website or in a current report on Form 8-K. In addition, if a waiver from the Guidelines is granted to an executive officer or director, we will disclose the nature of such waiver on our website at www.twindisc.com or in a current report on Form 8-K.

Review, Approval or Ratification of Transactions with Related Persons

The Company’s Guidelines for Business Conduct and Ethics (“Guidelines”) apply to all directors, officers, employees and representatives of the Company. The Guidelines require that all such persons refrain from business activities, including personal investments, which conflict with the proper discharge of their responsibilities to the Company or impair their ability to exercise independent judgment with respect to transactions in which they are involved on behalf of the Company. The Guidelines, which include policies on the review and approval of significant transactions between the Company and its officers or employees, and their relatives or businesses, are available on the Company’s website, www.twindisc.com.

At the end of each fiscal year, each director and officer must respond to a questionnaire that requires him or her to identify any transaction or relationship that occurred during the year or any proposed transaction that involves the Company (or any subsidiary or affiliate of the Company) and that individual, his or her immediate family and any entity with which he, she or such immediate family member is associated. All responses to the questionnaires are reviewed by the Company’s internal auditor and shared with the CEO, as appropriate. Based upon such review, there were no related party transactions with respect to persons who were directors or officers during fiscal 2008 requiring disclosure under the rules of the Securities and Exchange Commission.

DIRECTOR COMMITTEES AND ATTENDANCE

Board Of Directors Meetings And Attendance

The Corporation’s Board of Directors met 6 times during the year ended June 30, 2008. There was one absence from these meetings.

Directors Committee Meetings And Attendance

The Audit Committee met 5 times during the year. The Nominating and Governance Committee met 3 times during the year. The Pension, Finance and Compensation Committees each met 2 times during the year. Each Director attended at least 75% of the meetings requiring his attendance.

Director Committee Functions Audit Committee

The Company has a separately-designated Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934.The charter of the Audit Committee is available on the Company's website, www.twindisc.com. The Board most recently revised its Audit Committee charter on April 18, 2008.

In October of each year, the Board selects the members of the Audit Committee. All of the members of the Audit Committee are independent within the meaning of the SEC regulations, the listing standards of NASDAQ Stock Market and the Company's Guidelines for Corporate Governance. The Board of Directors has determined that each audit committee member (Mr. Zimmer, Mr. Moore, Mr. Rayburn and Mr. Stratton) qualifies as an “audit committee financial expert” within the meaning of the SEC rules.

As set forth in the charter, the Audit Committee's purpose is to assist the Board of Directors in monitoring the:

• Integrity of the Company's financial statements;
• Independent auditor's qualifications and independence;
• Performance of the Company's internal audit function and the independent auditors;
and
• Company's compliance with legal and regulatory requirements.

In carrying out these responsibilities, the Audit Committee, among other things:

• Appoints the independent auditor for the purpose of preparing and issuing an audit report and to perform related work, and discusses with the independent auditor appropriate staffing and compensation;
• Retains, to the extent it deems necessary or appropriate, independent legal, accounting or other advisors;
• Oversees management's implementation of systems of internal controls, including review of policies relating to legal and regulatory compliance, ethics and conflicts of interests; and reviews the activities and recommendations of the Company's internal auditing program;
• Monitors the preparation of quarterly and annual financial reports by the Company's management, including discussions with management and the Company's outside auditors about draft annual financial statements and key accounting and reporting matters;
• Determines whether the outside auditors are independent (based in part on the annual letter provided to the Company pursuant to Independence Standards Board Standard No.
1); and
• Annually reviews management's programs to monitor compliance with the Company's
Guidelines for Business Conduct and Ethics.

Finance Committee

The Finance Committee is appointed by the Board of Directors of the Company to assist the Board in fulfilling its oversight responsibilities for considering management’s proposed financial policies and actions, and making appropriate recommendations to the Board regarding: Debt and capital structure, acquisitions, capital budgets, dividend policy and other financial and risk management matters.

Nominating and Governance Committee

The Nominating and Governance Committee recommends nominees for the Board to the Board of Directors. The Committee will consider nominees recommended by shareholders in writing to the Secretary. In addition, the Committee develops and recommends to the Board a set of effective corporate governance policies and procedures applicable to the Company; and reviews proposed changes in corporate structure and governance, committee structure and function, and meeting schedules, making recommendations to the Board as appropriate. The charter of the Nominating and Governance Committee is available on the Company's website, www.twindisc.com.

In October of each year, the Board selects members of the Nominating and Governance Committee for the coming year. The independence of the Committee is in compliance with SEC regulations, the listing standards of the NASDAQ Stock Market and the Company's Guidelines for Corporate Governance.

Selection of Nominees for the Board

The Nominating and Goverance Committee shall identify candidates for director nominees in consultation with the Chairman and Chief Executive Officer, through the use of search firms or other advisers or through such other methods as the Committee deems to be helpful to identify candidates, including the processes identified herein. The Committee will also consider director candidates recommended by stockholders. The procedures for recommendation of nominees by stockholders is available on the Company’s web site, www.twindisc.com.

Stockholders, in submitting recommendations to the Committee for director candidates, shall follow the following procedures:

a.	The Committee must receive any such recommendation for nomination by a date not later than the 80th calendar day before the date the Corporation's proxy statement was released to stockholders in connection with the previous year's annual meeting.

b.	Such recommendation for nomination shall be in writing and shall include the following information:

	i.	Name of the Stockholder, whether an entity or an individual, making the recommendation;

	ii.	A written statement disclosing such stockholder’s beneficial ownership of the Corporation's securities;

	iii.	Name of the individual recommended for consideration as a director nominee;

	iv.	A written statement from the stockholder making the recommendation stating why such recommended candidate would be able to fulfill the duties of a director;

	v.	A written statement from the stockholder making the recommendation stating how the recommended candidate meets the independence requirements established by the SEC and the NASDAQ Stock Market;

	vi.	A written statement disclosing the recommended candidate's beneficial ownership of the Corporation's securities; and

	vii.	A written statement disclosing relationships between the recommended candidate and the Corporation which may constitute a conflict of interest.

c.	Nominations may be sent to the attention of the Committee via the method listed below:

U.S. Mail or Expedited Delivery Service: Twin Disc, Incorporated 1328 Racine Street Racine, WI 53403 Attn: Nominating and Governance Committee c/o Secretary of Twin Disc, Incorporated

Once candidates have been identified, the Committee shall confirm that the candidates meet all of the minimum qualifications for director nominees set forth below. The Committee may gather information about the candidates through interviews, background checks, or any other means that the Committee deems to be helpful in the evaluation process. The Committee shall then meet as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board. There shall be no difference in the manner by which the Committee evaluates director nominees, whether nominated by the Board or by a nominating stockholder.

The Corporation evaluates each individual candidate in the context of the overall composition and needs of the Board, with the objective of recommending a group that can best manage the business and affairs of the Corporation and represent Stockholder interests using its diversity of experience. A director must have substantial or significant business or professional experience or an understanding of technology, finance, marketing, financial reporting, international business or other disciplines relevant to the business of the Corporation. A director must be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her judgment as a member of the Board or of a Board committee. This shall not preclude an otherwise qualified employee of the Corporation from serving as a director, as long as the majority of directors satisfy the independence requirements of the regulatory bodies. Each director will be expected to review and agree to adhere to the Corporation’s Guidelines for Business Conduct and Ethics, as in effect from time to time. The Committee will consider these and other qualifications, skills and attributes when recommending candidates for the Board's selection as nominees for the Board and as candidates for appointment to the Board's committees.

Compensation Committee

     Scope of Authority - The primary purpose of the Compensation Committee is: (i) to assist the Board in discharging its responsibilities in respect to the compensation of the Company's executive officers; (ii) to produce an annual report for inclusion in the Company's proxy statement on executive compensation; and (iii) to lead the process of management succession. The Committee approves the design of, assesses the effectiveness of, and administers executive compensation programs in support of compensation policies of the Company. The charter of the Compensation Committee is available on the Company’s website at www.twindisc.com.

     Composition - The Compensation Committee is composed exclusively of non-employee, independent directors none of whom has a business relationship with the Company, other than in their capacity as directors. The Compensation Committee reports to the entire Board.

     Role of Consultants - Periodically, the Compensation Committee engages an independent consultant to review its compensation program for the officers of the Company, in order to ensure market competitiveness. During Fiscal 2007, the Compensation Committee engaged Towers Perrin, a global human resources consulting firm, for this review. Towers Perrin provides the Compensation Committee with information regarding market compensation practices and alternatives to consider when making compensation decisions for the executives.

     Role of Executive Officers - The Compensation Committee makes all compensation decisions for the Chairman and Chief Executive Officer (Mr. M. Batten) and approves recommendations for compensation actions for all other elected officers of the Company. The Chairman and Chief Executive Officer annually reviews the performance of each elected officer with the Compensation Committee. Recommendations based on these reviews, including those pertaining to salary adjustments, bonus payouts and equity compensation, are presented to the Compensation Committee, which may exercise its discretion in modifying any of the recommendations presented. The Compensation Committee also reviews the performance of the Chairman and Chief Executive Officer. It alone determines the salary adjustment, bonus payment and equity awards for this individual.

Pension Committee

The Pension Committee reviews and recommends to the Board for approval the pension fund’s professional advisors and auditors. The Committee annually reviews actuarial assumptions, actuarial valuations, investment performance, funding policies and investment policies.

Committee Membership

The Board’s committees are currently comprised of the following Directors; the Chairman of the Committee is listed first:

Nominating
And
Audit	Finance	Pension	Compensation	Governance

Zimmer	Mellowes	Stratton	Swift	Rayburn
Moore	Moore	Mellowes	Mellowes	Stratton
Rayburn	Swift	Swift	Rayburn	Zimmer
Stratton

Attendance At Annual Meeting

The Company does not have a formal policy that its directors attend the Annual Meeting of Shareholders because it expects them to do so and because the Company's directors historically have attended these meetings. All of the members of the Board of Directors attended last year's annual meeting. The Board of Directors conducts its annual meeting directly before the Annual Meeting of Shareholders at the Company's headquarters.

Stockholder Communication with the Board

The Board provides to every stockholder the ability to communicate with the Board, as a whole, and with individual directors on the Board through an established process for stockholder communication (“Stockholder Communication”) as follows:

1. Stockholder Communication to Entire Board. For Stockholder Communication directed to the Board as a whole, stockholders may send such communication to the attention of the Chairman of the Board via the method listed below:

U.S. Mail or Expedited Delivery Service: Twin Disc, Incorporated 1328 Racine Street Racine, WI 53403 Attn: Chairman of the Board of Directors

2. Stockholder Communication to Individual Director. For Stockholder Communication directed to an individual director in his or her capacity as a member of the Board, stockholders may send such communication to the attention of the individual director via the method listed below:

U.S. Mail or Expedited Delivery Service: Twin Disc, Incorporated 1328 Racine Street Racine, WI 53403 Attn: [Name of Individual Director]

The Corporation will forward by U.S. mail any such Stockholder Communication to each director, and the Chairman of the Board in his or her capacity as a representative of the Board, to whom such Stockholder Communication is addressed to the address specified by each such director and the Chairman of the Board.

Communications from an officer or director of the Corporation and proposals submitted by stockholders to be included in the Corporation's definitive proxy statement, pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, (and related communications) will not be viewed as a Stockholder Communication. Communications from an employee or agent of the Corporation will be viewed as Stockholder Communication only if such communications are made solely in such employee's or agent's capacity as a stockholder.

From time to time, the Board may change the process by which stockholders may communicate with the Board or its members. Please refer to the Company's website, www.twindisc.com, for any changes to this process.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The Compensation Committee (the “Committee”) of the Board has responsibility for establishing, implementing and monitoring the total compensation of the Company’s executive officers. The Committee approves the design of, assesses the effectiveness of, and administers executive compensation programs in support of compensation policies of the Company. The Committee has adopted a charter that it uses when setting agendas and schedules for their meetings. The charter can be found at www.twindisc.com/CompanyGovernance.aspx .

Compensation Philosophy and Objectives

Twin Disc believes that knowledgeable, motivated and dedicated employees can make the difference in our Company’s ability to execute business strategy and excel in the marketplace. The Committee believes it is in the best interest of the Company and its shareholders to fairly compensate our executive team to encourage high-level performance, resulting in increased Company profitability. Executives are compensated on the value of their contribution to the success of the Company, in addition to their assigned scope of responsibilities.

Compensation includes opportunities for shared risks and rewards, and reflects the results of both individual and Company performance. It is our intention to use a compensation system that will balance both internal and external equity when determining compensation levels. Twin Disc will pay for the value of the job to the Company, considering the knowledge, skills and abilities required for each job and will pay market competitive compensation, in order to attract, retain and motivate top talent.

The key elements of our officer’s total compensation package are base salary, an annual incentive program, a long-term incentive program, and other benefits. The Company’s goal is to offer a competitive total compensation package, targeting total compensation at the 50th percentile for the relevant market.

The Company believes that its executive officers should hold a meaningful stake in Twin Disc in order to align their economic interests with that of the shareholder. To that end, the Company has adopted stock ownership guidelines. Stock ownership targets are equal to five times annual salary for the CEO, three times salary for the President, two times annual salary for the CFO and Executive Vice Presidents, and one time annual salary for the remainder of the officer team. Officers have a period of four years to attain their targeted ownership level. Officer ownership levels are reviewed annually for compliance by the Compensation Committee.

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 for any fiscal year paid to the corporation’s chief executive officer and four other most highly compensated executive officers in service as of the end of any fiscal year. However, Section 162(m) also provides that qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Committee generally seeks to structure compensation amounts and plans to meet the deductibility requirements under this provision.

The Committee generally seeks to structure compensation amounts and arrangements so that they do not result in penalties for the executive officers under the Internal Revenue Code. For example, Section 409A of the Internal Revenue Code imposes substantial penalties and results in the loss of any tax deferral for nonqualified deferred compensation that does not meet the requirements of that section. The Committee has structured the elements of the Company’s compensation program so that they are either not characterized as deferred compensation under Section 409A or meet the distribution, timing and other requirements of Section 409A. Without these steps, certain elements of compensation could result in substantial tax liability for the executive officers. Section 280G of the Internal Revenue code and related provisions impose substantial excise taxes on so-called “excess parachute payments” payable to certain executive officers upon a change in control and results in the loss of the compensation deduction for such payments for the executive’s employer. The Committee has structured the change in control payments under its severance agreements with the executive officers to avoid having benefits exceed the limitations and provisions of Section 280G.

Role of Executive Officers in Compensation Decisions

The Committee makes all compensation decisions for the Chairman and CEO (Mr. M. Batten) and approves recommendations for compensation actions for all other elected officers of the Company.

The Chairman and CEO annually reviews the performance of each elected officer with the Committee. Recommendations based on these reviews, including those pertaining to salary adjustments, bonus payouts and equity compensation, are presented to the Committee. The Committee may exercise its discretion in modifying any of the recommendations presented.

The Committee reviews the performance of the Chairman and CEO. It alone determines the salary adjustment, bonus payment and equity awards for this individual.

Setting Executive Compensation

Based on the Company’s compensation objectives, the Committee has structured the executive officers’ total compensation program to motivate executives to achieve the business goals of the Company and to reward them for achieving such goals.

On at least a bi-annual basis, the Committee engages an independent consultant to review its compensation program for the officers of the Company, in order to ensure market competitiveness. During Fiscal 2007, the Committee engaged Towers Perrin, a global human resources consulting firm, for this review. Towers Perrin provides the Committee with information regarding market compensation practices and alternatives to consider when making compensation decisions for the executives.

The elements of each executive’s compensation package include base salary, annual incentive compensation, long-term incentive compensation, benefits and perquisites. Changes to compensation are determined at the beginning of each fiscal year and are dependent upon several factors, including the individual’s performance on achieving personal goals in the prior fiscal year, Company performance, and competitive market practices.

The Company looks to benchmark total compensation levels at the market median (50th percentile) for companies of a similar size and industry. Information on the market median compensation level, including the blend of short-term to long-term types of compensation, is provided by outside resources. In FY 2007, this information was provided by Towers Perrin. Individual variations of compensation from the market median can be due to the experience level of the executive and/or the impact of the executive on the Company’s performance. The goal of the Company’s compensation program is to provide competitive compensation that encourages and rewards individual and team performance for producing both short-term and long-term shareholder value.

Base Salary

The Company provides executive officers with base salary to compensate them for services rendered during the fiscal year. Base salaries also allow executives to be rewarded for individual performance based on the Corporation’s evaluation process. Pay for individual performance rewards executives for achieving goals which may not be immediately evident in common financial measurements.

Base salaries are reviewed each year by the Committee. Salary levels are targeted at the market median (i.e. 50% percentile), as determined by using local, national and industry specific survey data and as determined by external consultants. Targeting salaries at the market median for our industry and location ensures employees are paid a competitive base salary. This aids in the attraction and retention of competent executive talent.

Annual salary increases, as may be appropriate, are determined each year based on individual and Company performance. The Company uses a performance management system to set individual objectives for each executive. In addition this system allows for the annual evaluation of both performance goal achievement and competency development. When evaluating individual performance, the committee considers the executive’s effort in promoting corporate values; achieving both short and longer-term objectives; improving product quality; developing relationships with customers, suppliers, and employees; demonstrating leadership abilities among coworkers; and achievement of other individualized goals set as a part of the performance management system.

Market adjustments to base salary may be indicated when an incumbent is more than 15% below the market median and has been in the job longer than 2-3 years. Market adjustments are generally used to retain valuable employees in a competitive labor market.

The Committee determines and approves salary increases for the CEO, and approves recommended salary increases for the members of the executive officer team. Generally, executive salaries are increased at rates comparable to the increases provided at other comparable companies and are at or near market levels.

For FY08, the Committee approved the following increases for the five Named Executive Officers: Mr. M. Batten, 13.6%; Mr. Eperjesy, 5.8%, Mr. Feiertag, 5.8%, Mr. J. Batten 13.3%, and Mr. Fabry, 4.8% . These increases were determined based on the financial performance of the Company and the individual accomplishments of each executive. In addition, Mr. M. Batten and Mr. J. Batten received a market adjustment due to the fact that their salary level was significantly below the market median for jobs of similar responsibilities.

Annual Incentive Compensation

Executive officers and selected key management participate in an annual incentive plan called the Corporate Incentive Plan (CIP). This plan provides executives with annual cash incentives for achieving corporate, business unit and individual performance goals. Specific annual performance goals are based on Economic Profit measures (earnings in excess of the Company’s cost of capital) and other Company initiatives that are determined annually.

The Committee reviews the CIP’s design annually and approves any CIP design changes or amendments. It also reviews and approves annual goals, and certifies the achievement of performance targets, based on audited financial statements.

Keeping with the Company’s compensation philosophy, the CIP targets a market median (i.e. 50th percentile) benchmark level for annual cash incentives. This practice encourages the philosophy of rewarding excellent achievement with competitive compensation.

Cash incentive payments are made after the end of each fiscal year, dependent upon corporate or subsidiary goal achievement. In no event may the payout be more than 200% of the target.

The Committee reviews and approves the recommendations for target bonus percentages for each officer. The Committee alone determines the bonus percentage amount for the CEO. For FY08, the targeted bonus percentage of base salary was 70% for the CEO, 50% for the CFO and Executive Vice Presidents, and 40% for the other named executive officer.

For FY08, each named executive officer’s award was based on the following:

Objective	Measure	Weight

Economic Profit	Achieving economic profit	70%
	goals as follows:
	Target: $5,000,000
	Threshold: $2,000,000
	Maximum: $8,000,000

	(Economic Profit is defined
	as earnings in excess of the
	Company’s cost of capital)

Cost of Quality	Racine Operations:	15% (measured by
	Cost of Quality less than or	weighting 75% of Racine
	equal to a defined % of	results plus 25% of Nivelles
	sales.	results)
Target : 3.3%
Threshold: 3.5%
Maximum: 3.00%

Nivelles Operations: Cost
of Quality less than or equal
to a defined % of sales
Target: 4.25%
Threshold: 4.65%
Maximum: 3.75%

Sales Growth	Achieving corporate sales	15%
revenues of $341,586,622 at
target.
Threshold: $325,320,583
Maximum: $358,665,953

The following definitions are used in the calculations of the Corporate Incentive Plan:

Economic Profit is defined as the return on investment in excess of the Cost of Capital. It is calculated by taking Net Operating Profit After Tax (NOPAT) less a Capital Charge (Invested Capital x Cost of Capital).

Invested Capital is defined as total assets less non-interest bearing liabilities less accrued retirement benefits.

Cost of Capital is defined as the weighted average expectation of Twin Disc’s sources of capital, debt and equity. For FY2008, and also for FY2009, the cost of capital has been calculated at 9% (after taxes).

Cost of Quality equals the costs of scrap, warranty, inspection, rework and the Quality Department.

An executive’s incentive payment may be increased or decreased by up to 20%, at the discretion of the Chairman and CEO and the approval of the Committee, if the executive’s individual performance goals are either exceeded or not achieved. The Committee alone makes decisions regarding the Chairman and CEO’s annual incentive award.

Long-Term Incentive Compensation

The Twin Disc, Incorporated 2004 Long-Term Incentive Plan (“LTI Plan”) provides for the opportunity for officers and key employees of the Company (and its subsidiaries) to acquire Company stock via stock options, stock appreciation rights, restricted stock, performance stock awards, performance stock unit awards or performance unit awards. In keeping with the Company’s commitment to provide a total compensation package which includes at-risk components of pay, the Committee makes annual decisions regarding the appropriate type of long-term incentives for each executive.

Because of the limited number of outstanding shares and potential for ownership dilution, the long-term incentive program currently emphasizes the use of restricted stock, performance stock awards, performance stock unit awards and performance unit awards, which typically require fewer shares to achieve a competitive, long-term incentive compensation opportunity than would otherwise be required if only stock options were grantable.

Long-term incentive award opportunities for executives are targeted at the market median (i.e. the 50th percentile) to ensure competitive pay for achievement of targeted goals. The Committee establishes the performance goals which must be achieved in order for the award to vest. Grants are made at the beginning of each fiscal year, or as determined by the Committee, for the ensuing multi-year cycle period.

The Committee will use external consultants and survey information as a guideline when considering long-term incentive awards for management. They will review competitiveness of the Plan annually and obtain a periodic independent review. In addition, the Committee reviews and approves Plan changes, as necessary and ensures the Plan’s compliance with shareholder approval requirements.

In FY2008, long-term incentive awards were granted in the form of both performance stock and performance stock units. In order for these shares and units to vest at target levels, the Company must achieve the following performance target:

The amount of the Company’s economic profit (measured as the difference between the Company’s cumulative net operating profit after taxes and the Company’s cumulative capital charge) for the cumulative three fiscal year period ending June 30, 2010 will equal $15,000,000.

The Company’s capital charge is calculated by multiplying invested capital times the cost of capital. Invested capital is defined as total assets less non-interest bearing liabilities, less accrued retirement benefits. Cost of capital is defined as the weighted average expectation of Twin Disc’s sources of capital, debt and equity. For FY08, and also for FY09, the cost of capital has been calculated at 9%, after taxes.

If the Company achieves the target performance objective, the Employee will receive the target number of shares or units. If the Company achieves a threshold Performance Objective (i.e. Cumulative economic profit = $12,000,000), the executive will earn 80% of the targeted number of shares. The maximum number of shares or units an executive can earn will be 120% of the target. No shares or units will vest if performance is less than the threshold.

Benefits

In addition to cash compensation and cash/stock incentive programs, the Company believes it is necessary to also recognize the efforts of its officer group and senior management in the area of benefits and perquisites. The Committee annually reviews the Company’s benefit programs for competitiveness and uses external consultants and surveys as a reference when necessary. It approves the addition, modification or deletion of any executive benefit program, as well as the eligibility of a program to any specific executive.

Pension

The Twin Disc, Incorporated Retirement Plan for Salaried Employees provides non-contributory retirement benefits to all Twin Disc, Incorporated salaried employees hired prior to October 1, 2003.

Prior to January 1, 1997 benefits were based upon both years of service and the employees’ highest consecutive 5-year average annual compensation during the last 10 calendar years of service. As of December 31, 1996, the then-current accrued benefits under the plan were frozen and the plan was amended to provide for future accruals under a cash-balance program. Mr. M. Batten is the only named executive officer eligible for an accrued benefit under the Plan with 27 years of pre-January 1, 1997 credited service.

The Plan was amended on January 1, 1997 to add a cash balance formula for post January 1, 1997 accruals. Benefits under the Plan are generally equal to the sum of the benefits as frozen on December 31, 1996, plus benefits that accumulate under the cash balance formula beginning on January 1, 1997. Benefits under the cash balance formula are generally stated as a lump sum amount, but may be distributed as a lump sum or as an annuity. Accruals under the cash balance formula are based on a percentage of compensation, from 4.5% to 6.5%, based on years of service, with interest credits at the thirty-year U.S. Treasury Bond rate, or other such rate mandated by the IRS in substitution of the 30-year Treasury rate, with a minimum guarantee of 3%.

401(k) Savings Plan

The Twin Disc, Incorporated – the Accelerator 401(k) Savings Plan is a tax-qualified retirement savings plan to which all Twin Disc, Incorporated employees, including the named executive officers, are able to contribute up to the limit prescribed by the Internal Revenue Service on a pre-tax or after-tax (Roth) basis. The Company will match 50% of the first 6% of pay that is contributed to the Plan. In addition, in Fiscal 2008, the Company contributed a discretionary match of an additional 25% of the first 6% of pay for all contributions made in Calendar year 2007. All contributions to the Accelerator 401(k) Savings Plan, as well as any matching contributions, are fully-vested upon contribution.

Supplemental Retirement Benefit Plan

A supplemental retirement plan is extended to qualified officers. For those who were participants in the plan before January 1, 1998 (only Mr. M. Batten), the supplemental retirement benefit is calculated as an annual benefit approximating 50% of highest rate of pay attained during a specified period, minus amounts accrued under the company’s qualified defined benefit plan. The plan also preserved the level of benefits that had accrued prior to 1998.

For those who became participants after January 1, 1998 (including Mr. Feiertag, Mr. J. Batten and Mr. Eperjesy) the supplemental retirement benefit is calculated as the additional benefit that the participant would have received at retirement under the Company’s qualified defined benefit plan, but for the limitation on compensation used in determining benefits under the defined benefit plan.

The benefit is payable in two lump sum payments, which are paid on the first and second February 1 in the years following retirement. The maximum payment in any given year is $500,000 and any amounts in excess of $500,000 will be paid in the third and subsequent years following retirement.

Executive Life Insurance

The Company provides an endorsement split-dollar life insurance to the US-based named executives. While employed, the death benefit for the executive is generally equal to three times their annual base salary, although exceptions may occur due to other compensation arrangements. At the later of retirement or the 15th anniversary of the policy, the Company will recover its share of the total premiums paid throughout the life of the policy from the cash value. At that time, the ownership of the remaining policy and corresponding cash values are transferred to the executive. Information regarding this benefit is detailed in the “All Other Compensation” column of the Summary Compensation Table.

Change in Control Agreements

The Company has change in control agreements with each of its executive officers. The agreements provide for severance benefits to be paid to the executive following a change in control of the Corporation and a termination of employment (as defined in the agreements) of the executive. Severance benefits for an executive officer would generally consist of the sum of the executive’s highest annual base salary between the change in control and the date of termination, plus the executive’s most recent annual bonus, times the lesser of 2.0 (2.5 for Mr. M. Batten, 1.5 for Mr. Fabry) or the number of whole and fractional years between the termination date and his normal retirement date. In addition, the executive would be entitled to the cash value of any shares of common stock subject to unexercised stock options held by the executive, all performance stock and performance stock unit awards would vest and fringe benefits would continue for 24 months following termination. The agreements are specifically designed to avoid having benefits exceed the limitations and provisions of Section 280G of the Internal Revenue Code.

The performance share and performance stock unit award agreements between the Company and its named executive officers, as well as the restricted stock grant agreements between the Company and Mr. Eperjesy, have certain change in control provisions. Specifically, if a change in control (as defined in the agreements) occurs and the employee thereafter terminates employment under circumstances specified in the agreements, all performance shares and performance stock units shall immediately vest as if the performance objectives had been fully achieved, and all restricted shares shall become freely transferable and non-forfeitable.

Other Personal Benefits and Perquisites

Twin Disc’s named executive officers, along with other executive officers and senior management, are occasionally provided a limited number of perquisites whose primary purpose is to minimize distractions from personal issues to focus the executive’s attention on important Company initiatives. An item is not a perquisite if it is integrally related to the performance of the executive’s duties. Perquisites are included in the Summary Compensation Table and footnoted if their value exceeds $10,000.

Summary Compensation Table

The following table summarizes the “total compensation” of the Company’s Chief Executive Officer, Chief Financial Officer, and its three most highly compensated executive officers for the fiscal year ended June 30, 2008, and other individuals for whom disclosure would have been required but for the fact that such individuals were no longer serving as executive officers as of the end of the fiscal year (“Named Executive Officers”). It should be noted that the total compensation as reported by the Summary Compensation Table follows specific SEC requirements for reporting compensation, and does not reflect the target or actual compensation for the Named Executive Officers for the fiscal year.

							(4)
							Change in
							Pension
							Value and	(5)
						(2)	Nonqualified
				(1)		Non-Equity	Deferred	All Other
Name and Principal				Stock	Option	Incentive Plan	Compensation	Compens-
Position	Year	Salary	Bonus	Awards	Awards	Compensation	Earnings	ation	Total

Michael E. Batten

Chairman and Chief	2008	$510,619	-	$476,545	-	$613,725	$738,814	$61,802	$2,401,505

Executive Officer (7)	2007	$455,731	$300,000 (6)	$1,733,546	-	$577,916	$347,551	$63,242	$3,477,986

Christopher J. Eperjesy

Vice President – Finance,	2008	$271,539	-	$247,980	-	$235,125	$24,150	$44,198	$822,992

CFO and Treasurer	2007	$256,539	-	$337,600	-	$231,660	$19,215	$43,976	$888,990

James E. Feiertag

Executive Vice President	2008	$271,539	-	$234,953	-	$229,625	$27,086	$59,133	$822,336

	2007	$256,539	-	$292,714	-	$231,660	$21,600	$58,757	$861,270

John H. Batten

President and Chief	2008	$248,077	-	$234,953	-	$212,525	$25,780	$41,857	$763,192

Operating Officer (7)	2007	$216,923	-	$282,875	-	$200,475	$19,737	$42,586	$762,596

H. Claude Fabry (3)

Vice President – Global	2008	$233,256	-	$96,645	-	$169,865	$18,439	$35,272	$553,477

Distribution	2007	$195,724	-	$111,136	-	$142,573	$5,007	$42,277	$496,717

(1) Reflects the compensation expense recognized in both fiscal year 2008 and 2007 for each Named Executive Officer as reported in our audited financial statements. This expense was computed in accordance with Financial Accounting Standards Board Statement No. 123(R), Share-Based Payment (“FAS 123R”). The assumptions made in the valuations are discussed in Footnote K to our 2008 financial statements. The following table presents separately the compensation expense recognized in fiscal 2008 and 2007 for outstanding awards of performance stock, performance stock units and restricted stock for each Named Executive Officer:

Name	Year	Performance	Performance Stock	Restricted Stock
		Stock	Units

Michael E. Batten	2008	$224,559	$251,989	-

	2007	$261,369	$1,472,177	-

Christopher J.	2008	$164,997	$69,956	$13,027
Eperjesy

	2007	$108,146	$184,568	$44,886

James E. Feiertag	2008	$164,997	$69,956	-

	2007	$108,146	$184,568	-

John H. Batten	2008	$164,997	$69,956	-

	2007	$98,307	$184,568	-

H. Claude Fabry	2008	$70,591	$28,054	-

	2007	$52,029	$59,107	-

(2)	Reflects cash bonuses earned in connection with achievement in 2008 and 2007 of the specific performance targets described in the CD&A.

(3)	A portion of Mr. Fabry’s compensation was denominated in Euro, which has been translated at the average exchange rate for fiscal 2008 of 1.47061 and for fiscal 2007 of 1.30573.

(4)	These figures include a change in qualified pension value amount for Mr. M. Batten ($33,521), Mr. Eperjesy ($12,235), Mr. Feiertag ($13,331), and Mr. J. Batten ($15,635) . The remainder represents a change in the nonqualified supplemental pension plan values.

(5)	All Other Compensation consists of the following:

			Personal
		401(k)	Use of			Personal Use
		Company	Company		Life	of Company	Spousal
Name	Year	Match	Plane	Dues	Insurance	Automobile	Travel	Other	Total

M.E. Batten	2008	$10,909	$9,846	$3,984	$29,502	-	$7,561	-	$61,802

	2007	$10,253	$5,804	$6,194	$29,502	-	$11,489	-	$63,242

C.J. Eperjesy	2008	$10,350	-	$1,498	$32,350	-	-	-	$44,198

	2007	$10,125	-	$1,498	$32,350	-	-	-	$43,976

J.E. Feiertag	2008	$10,350	-	-	$48,242	-	$541	-	$59,133

	2007	$10,125	$390	-	$48,242	-	-	-	$58,757

J.H. Batten	2008	$10,575	$784	$1,498	$29,000	-	-	-	$41,857

	2007	$10,425	$1,663	$1,498	$29,000	-	-	-	$42.596

H.C. Fabry	2008	-	-	-	$27,045	$4,059	$2,484	$1,684	$35,272

	2007	-	-	-	$21,849	$18,948	-	$1,480	$42,277

All items listed in the chart for Mr. Fabry that have been paid in Euro were translated to the average exchange rate for FY2008 of $1.47061 and for FY2007 of $1.30573.

(6)	Discretionary bonus awarded with respect to FY07, paid in August 2007.

(7)	Effective July 1, 2008, John Batten assumed the title of President and Chief Operating Officer. Concurrent with this promotion, Michael Batten relinquished his role as President.

Grants of Plan-Based Awards

The following table provides information on incentive awards granted to our named executive officers during fiscal 2008.

		Estimated Future Cash Incentive Payouts			Estimated Future Share or Unit
		Under Non-Equity Incentive Plan Awards			Payouts Under Equity Incentive
			(3)		Plan Awards (3)

								All other	All other
								stock	option	Exercise
								awards;	awards;	or base	Grant Date
								Number of	Number of	price of	Fair Value of
								shares of	securities	option	Stock and
	Grant	Threshold	Target	Maximum	Threshold Target		Maximum	stock or	underlying	awards	Option Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	units	options	($/Sh)	(4)

M.E. Batten

Cash Incentive		$183,750	$367,500	$735,000

Performance
Stock Awards (1)	7/26/07										$0

Performance
Stock Unit
Awards (2)	7/26/07				24,252	30,314	36,376				$965,198

C.J. Eperjesy

Cash Incentive		$68,750	$137,500	$275,000

Performance
Stock Awards (1)	7/26/07				5,604	7,006	8,008				$223,071

Performance
Stock Unit
Awards (2)	7/26/07				3,396	4,244	5,092				$135,129

J.E. Feiertag

Cash Incentive		$68,750	$137,500	$275,000

Performance
Stock Awards (1)	7/26/07				5,604	7,006	8,008				$223,071

Performance
Stock Unit
Awards (2)	7/26/07				3,396	4,244	5,092				$135,129

J.H. Batten

Cash Incentive		$63,750	$127,500	$255,000

Performance
Stock Awards (1)	7/26/07				5,604	7,006	8,008				$223,071

Performance
Stock Unit
Awards (2)	7/26/07				3,396	4,244	5,092				$135,129

H.C. Fabry

Cash Incentive		$47,421	$94,842	$189,684

Performance
Stock Awards (1)	7/26/07				2,804	3,504	4,204				$111,567

Performance
Stock Unit
Awards (2)	7/26/07				1,698	2,122	2,546				$67,564

(1)	Consists of stock awards with performance-based vesting criteria, as discussed in the “Long-Term Incentive Compensation” section of the Compensation Discussion and Analysis; eligible for vesting in 2010.

(2)	Consists of cash awards measured by the value of the company’s common stock as of the vesting date with performance-based vesting criteria, as discussed in the “Long-Term Incentive Compensation” section of the Compensation Discussion and Analysis; eligible for vesting in 2010.

(3)	The numbers listed for Performance Stock Awards and the Performance Stock Unit Awards are post-split.

(4)	The grant date fair value is calculated using the closing price of Twin Disc shares on the grant date ($31.84). Performance shares and/or performance stock units do not vest until the performance objectives are achieved, as discussed in the "Long-Term Incentive Compensation" section of the Compensation Discussion and Analysis.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of shares covered by exercisable and unexercisable options, as well as the number of restricted stock, performance stock and performance stock unit awards held by our named executive officers on June 30, 2008.

	Option Awards					Stock Awards

									Equity
								Equity	Incentive Plan
			Equity					Incentive Plan	Awards:
			Incentive					Awards:	Market or
			Plan					Number of	Payout Value
			Awards:				Market	Unearned	of Unearned
	Number of	Number of	Number of			Number of	Value of	Shares, Units	Shares, Units
	Securities	Securities	Securities			Shares or	Shares or	or Other	or Other
	Underlying	Underlying	Underlying			Units of	Units of	Rights That	Rights That
	Unexercised	Unexercised	Unexercised	Option	Option	Stock That	Stock That	Have Not	Have Not
	Options	Options	Unearned	Exercise	Expiration	Have Not	Have Not	Vested	Vested
Name	Exercisable	Unexercisable	Options	Price	Date	Vested	Vested	(1)	(2)

M.E. Batten	12,000			$4.9844	7/30/2009

M.E. Batten	12,000			$4.45315	8/4/2010

M.E. Batten	16,000			$3.7625	8/13/2011

M.E. Batten	32,000			$3.6125	8/2/2012

M.E. Batten								183,010	$3,830,399

C.J. Eperjesy								55,752	$1,166,889

J.E. Feiertag								49,752	$1,041,309

J.H. Batten								49,752	$1,041,309

H.C. Fabry								20,328	$425,465

(1) Reflects the number of non-vested restricted stock awards, performance stock awards and performance stock unit awards which are scheduled to vest at various times between August 2008 through June 2010. For those awards granted in fiscal 2007 with Threshold/Target/ Maximum payout levels, the figures presented assume the Maximum level as the Target has been achieved in the prior fiscal year. For those awards granted in fiscal 2008 with Threshold/ Target/Maximum payout levels, the figures presented assume the Target level as the Threshold has been achieved in the prior fiscal year.

(2) Calculated using the closing price of the Company’s Common Stock as of June 30, 2008.

Option Exercises and Stock Vested

The following table sets forth information regarding each exercise of stock options and vesting of restricted stock and performance stock that occurred during fiscal 2008 for each of our named executive officers.

	Option Awards		Stock Awards

Number of Shares
	Acquired on	Value Realized on	Number of Shares	Value Realized on
Name	Exercise	Exercise	Acquired on Vesting	Vesting (5)

M.E. Batten	18,000 (1)	$210,399 (1)	28,800 (3)	$894,384 (5)

C.J. Eperjesy	-	-	44,000 (4)	$1,272,180(4)

J.E. Feiertag	7,000 (2)	$162,187 (2)	12,000 (3)	$382.660 (5)

J.H. Batten	-	-	8,400 (3)	$260,862 (5)

H.C. Fabry	-	-	8,400 (3)	$260,862 (5)

(1)	Reflects the exercise in fiscal 2008 of options originally granted in 1998 and is calculated using the per share closing price of the Company’s Common Stock on the date of exercise, net of exercise price.

(2)	Reflects the exercise in fiscal 2008 of options originally granted in 2001 and is calculated using the per share closing price of the Company’s Common Stock on the date of exercise.

(3)	Reflects the vesting of performance shares originally granted in 2004.

(4)	Reflects the vesting of performance shares originally granted in 2004 (12,000) plus restricted stock awards granted in 2003 (32,000). The value of the performance shares was calculated using the closing price of the company’s Common Stock on the date of vesting, July 27, 2007. The value of Mr. Eperjesy’s restricted shares was calculated using the closing price of the Company’s Common Stock on the date of vesting, August 20, 2007.

(5)	The value of the performance shares was calculated using the closing price of the Company’s Common Stock on the date of vesting, July 27, 2007.

Pension Benefits

The following table summarizes the actuarial present value of each named executive officer’s accumulated benefits as of June 30, 2008 under our pension plan and supplemental executive retirement plan.

		Number of	Present Value of	Payments
		Years of	Accumulated	During Last
Name	Plan Name (1)	Credited Service	Benefits(1)	Fiscal Year

M.E. Batten	Retirement Plan for Salaried Employees	38.583	$1,055,872

	Supplemental Executive Retirement Plan	38.583	$2,512,068

C.J. Eperjesy	Retirement Plan for Salaried Employees	6	$56,366

	Supplemental Executive Retirement Plan	6	$28,842

J.E. Feiertag	Retirement Plan for Salaried Employees	8	$80,348

	Supplemental Executive Retirement Plan	8	$42,024

J.H. Batten	Retirement Plan for Salaried Employees	12	$83,205

	Supplemental Executive Retirement Plan	12	$18,166

H.C. Fabry	Wintherthur-Europe Assurances – Group	11	$245,721 (2)
	Annuity Plan

(1)	Key assumptions in calculating the present value of the qualified retirement plan for Mr. M. Batten assumes a 6% discount rate, with his retirement age assumed to be their current age. For Messrs. Eperjesy, Feiertag, and J. Batten, the key assumptions include a 6% discount rate and a retirement age of 65. No mortality assumption was used prior to retirement. After retirement, the mortality assumption is the IRS Generational Mortality Table.

The following key assumptions were made in calculating the present value of the Supplemental Executive Retirement Plan. For Mr. M. Batten, the values are calculated as pursuant to the terms of the Plan document. No assumptions as to future events are required. For Messrs. Eperjesy, Feiertag and J. Batten, current account balances are projected to the assumed retirement age of 65, utilizing an 8% discount rate and a 7% accumulation rate. No pre-retirement termination or mortality has been assumed.

(2)	The present value Mr. Fabry’s benefit was denominated in Euro and translated to dollars at the average exchange rate for fiscal 2008 of 1.47061. This is a group insurance contract with a guaranteed interest rate of 3.25% per year. No mortality tables are used in respect to his retirement benefits.

All full-time Twin Disc, Incorporated salaried employees employed before October 1, 2003 are eligible to participate in the Twin Disc, Incorporated Retirement Plan for Salaried Employees. Eligibility for retirement occurs upon reaching one of the following age and service requirements: a) Age 65 with 5 years of service; b) Age 60 with 10 years of service; c) 30 years of service at any age; or d) age plus service equals 85 points. Currently Mr. M. Batten is the only US-based named executive eligible for retirement.

Prior to January 1, 1997 pension plan benefits were based upon both years of service and the employees’ highest consecutive 5-year average annual compensation during the last 10 calendar years of service. As of December 31, 1996, the then-current accrued benefits under the plan were frozen and the plan was amended to provide for future accruals under a cash-balance program. Mr. M. Batten is the only Named Executive Officer with a benefit under both the frozen plan formula and the cash balance program.

The definition of compensation for purposes of calculating the pension benefit includes W-2 income, excluding any expense reimbursements or taxable fringe benefits, and is limited by the IRS maximum compensation as determined each year. In calendar 2007, that annual amount was $225,000. In calendar 2008, the annual amount is $230,000.

Benefits under the frozen plan are payable in a monthly annuity form, with either a single life or joint and survivor life benefit option. Benefits under the cash balance program are payable in a lump sum payment, or single life or joint and survivor annuity benefit options.

The Supplemental Executive Retirement Plan (SERP) is available to qualified named US executive officers. For those who became participants after January 1, 1998 (including Mr. Feiertag, Mr. J. Batten and Mr. Eperjesy) the supplemental retirement benefit is calculated as the additional benefit that the participant would have received at retirement under the Company’s qualified defined benefit plan, but for the limitation on compensation used in determining benefits under the defined benefit plan.

For those who were participants in the plan before January 1, 1998 (only Mr. M. Batten), the supplemental retirement benefit is calculated as an annual benefit approximating 50% of highest rate of pay attained during a specified period, minus amounts accrued under the company’s qualified defined benefit plan. The plan also preserved the level of benefits that had accrued prior to 1998.

Any benefits payable under this Plan will automatically be paid in a two-payment deferred lump sum form, under which two equal payments will be made to the Participant (or his Surviving Spouse or named beneficiary if the Participant dies prior to all of the payments being made). The first payment will be made on the February 1 following the calendar year of retirement, and the second payment to be made on February 1 of the following year. The two payments shall be the Actuarial Equivalent of the annual benefit calculated under the single life annuity form.

In the event that the participant is a “key employee” as defined in Section 409A of the Internal Revenue Code, the first payment will not be made sooner than six months after the participant’s termination.

If each of the two lump sum payments exceed $500,000, each payment shall be limited to $500,000 each with additional payments (also limited to $500,000 each) to be made on each subsequent February 1 until the balance is paid.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

The Company does not maintain any nonqualified defined contribution deferred compensation plans, or any other type of non-actuarial plans that provide for the deferral of compensation on a basis that is not tax-qualified.

Potential Payments Upon Termination or Change in Control

The following information and tables set forth the amount of payments to each named executive officer in the event of a termination of employment as a result of retirement, death, disability, termination for cause, voluntary termination prior to retirement, and involuntary termination (or resignation for good cause) following a change in control.

·	Normal or Early Retirement. The normal retirement age for US-based employees, including the named executive officers, is 65. All full-time salaried employees employed before October 1, 2003 participate in the Twin Disc, Incorporated Retirement Plan for Salaried Employees. Eligibility for retirement occurs upon reaching one of the following age and service requirements: a) Age 65 with 5 years of service; b) Age 60 with 10 years of service; c) 30 years of service at any age; or d) age plus service equals 85 points. Currently Mr. M. Batten is the only US-based Named Executive Officer eligible for retirement. Mr. Fabry is also eligible for retirement under the Belgian subsidiary’s pension plan.

Medical benefits are only available to Twin Disc retirees hired before October 1, 2003 and who are not yet Medicare-eligible. Eligibility for retiree medical benefits ends upon reaching Medicare eligibility.

Performance stock and performance stock units will be paid after the end of the relevant performance period, but only if the performance objective is achieved. The stock or units are prorated based on actual employment during the three year period between the effective date of the performance agreement and the end of the performance period.

Stock options must be exercised within 30 days of termination or they expire.

A Supplemental Executive Retirement Plan (SERP) is available for US based named executive officers who qualify for a retirement benefit under the Company’s pension plans.

·	Death while Employed. In the event of death of a Named Executive Officer while actively employed, the executive’s estate would receive payment for any base salary earned, but not yet paid. In addition, any vacation accrual not used would also be paid to the estate.

Restricted stock vests and becomes payable per the terms of the individual grant agreement. The estate would receive the payment.

Performance stock and performance stock units will be paid after the end of the relevant performance period, but only if the performance objective is achieved. The stock or units are prorated based on actual employment during the three year period between the effective date of the performance agreement and the end of the performance period.

Options will fully vest and may pass to the estate, or as directed by a will, and must be exercised within one year from date of death.

·	Disability. In the event of a disability, the named executive officers would receive benefits under the Company’s short-term and long-term disability plans, generally available to full-time salaried employees. Benefits are reduced for any social security or pension eligibility.

Restricted stock vests and becomes payable per the terms of the individual grant agreement.

Performance stock and performance stock units will be paid after the end of the relevant performance period, but only if the performance objective is achieved. The stock or units are prorated based on actual employment during the three year period between the effective date of the performance agreement and the end of the performance period.

·	Termination for Cause. An executive is not eligible for any additional benefits at termination, unless the Compensation Committee would determine that severance payments are appropriate.

·	Voluntary Termination Prior to Retirement. An executive is not entitled to any additional forms of severance payments in the event of a voluntary termination, prior to becoming eligible for retirement.

·	Involuntary Termination (or Resignation for Good Cause) Following Change in Control. In July 2007, the Company entered into Change in Control Severance Agreements with each of our named executive officers. The agreements provide that, in following a change in control of the corporation (as defined in the agreement) if employment of the executive officer is terminated by the Company for any reason other than "Good Cause," or terminated by the executive for "Good Reason" within 24-months after the change in control occurs, certain benefits would become payable. These include:

	•	severance as a multiple of base salary,

	•	twenty-four months of benefit continuation,

	•	current value of all outstanding stock options,

	•	restricted stock, and

	•	performance stock and performance units immediately vest, and stock or cash is paid under the agreements as if the maximum performance objective was achieved.

In addition, if an event constituting a Change in Control of the Company occurs and the Employee thereafter terminates employment for any reason, then the performance stock units granted hereunder shall immediately vest and a cash payment shall be made as if the maximum Performance Objective had been fully achieved, regardless of whether termination of employment is by the Employee, the Company or otherwise. Such cash payment shall be equal to the number of performance stock units granted to the Employee multiplied by the fair market value of the Company’s common stock as of the effective date of such Change in Control.

The following tables show the amounts payable under different termination scenarios for each named executive officer as if such scenario occurred on June 30, 2008, the last day of the Company’s most recent fiscal year:

Michael E. Batten

				(4)
				Value of Accelerated
				Restricted Stock,
			(1)	Performance Stock,
Termination Event	Base Salary	Bonus	Non-Equity	Performance Stock	Other Benefits	Total
	($)	($)	Incentive Plan	Units, and Stock	($)	($)
			($)	Options
				($)

Normal Retirement prior to a	Paid through last	$0	$554,925	$2,959,386 (4)	$2,512,068 (6)	$6,026,379

Change in Control	day worked

Death	Paid through last	$0	$554,925	$2,959,386 (4)	$2,512,068 (6)	$6,026,379

	day worked

Disability	Paid through last	$0	$554,925	$2,959,386 (4)	$2,774,568 (5)	$6,288,879

	day worked

Termination for Cause	Paid through last	$0	$554,925	$2,774,568 (3)	$2,512,068 (6)	$5,242,722
	day worked

Voluntary Termination Prior to	Paid through last	$0	N/A	N/A	N/A	N/A

Retirement	day worked

Involuntary Termination or	Paid through last	$0	$554,925	$5,175,207 (7)	$5,240,895 (2)	$10,971,027
Resignation for Good Cause	day worked
Following Change in Control

(1)	Assumes Mr. Batten was employed the entire fiscal year, therefore is entitled to full bonus. This also assumes no discretionary component is paid.

(2)	Under the change in control severance agreement, Mr. Batten is entitled to 2.5 times his base salary plus his most recent bonus as a severance payment ($2,699,813), benefit continuation for 24 months ($29,014), and his benefits under his Supplemental Executive Retirement Plan, ($2,512,068) as he is retirement eligible.

(3)	This amount reflects performance awards payable for the performance period ending June 30, 2008, valued at $20.93 per share or unit, the closing price of Twin Disc shares on June 30, 2008.

This assumes Mr. Batten was employed through June 30, 2008.

(4)	The value was calculated by adding 100% of the performance awards payable for the performance period ending on June 30, 2008 (104,096) plus 2/3rds of the performance awards payable for the performance period ending June 30, 2009 (40,500) plus 1/3rd of the awards payable for the performance period ending June 30, 2010 (30,314), assuming achievement of target performance levels. The total was multiplied by $20.93, the closing price of Twin Disc shares on June 30, 2008.

(5)	This amount is the value of six months of benefits under the Company’s short-term disability program for salaried employees ($262,500) plus the value of Mr. Batten’s Supplemental Executive Retirement Plan benefits ($2,512,068), as he is currently retirement-eligible.

(6)	This amount consists of the present value of Mr. Batten’s Supplemental Executive Retirement Benefit Plan benefits. Mr. Batten is currently retirement eligible.

(7)	Upon termination in the event of a change in control, performance stock and performance units immediately vest, and stock or cash is paid under the agreements as if the maximum performance objective was achieved. In addition, restricted stock becomes fully transferable. The value of unexercised options is payable in cash. This amount represents the total of 189,073 outstanding performance stock and performance stock unit awards valued at $20.93, the closing price of Twin Disc shares on June 30, 2008. In addition, this figure includes 72,000 outstanding options, measured as if they were valued at the difference of $20.93 and their exercise price.

Christopher J. Eperjesy

				Value of Accelerated
				Restricted Stock,
			(1)	Performance Stock,
Termination Event	Base Salary	Bonus	Non-Equity	Performance Stock	Other Benefits	Total
	($)	($)	Incentive Plan	Units, and Stock	($)	($)
			($)	Options
				($)

Normal Retirement prior to a	Not Eligible on	Not Eligible on	Not Eligible on 6/30/08	Not Eligible on 6/30/08	Not Eligible on 6/30/08	Not Eligible on 6/30/08

Change in Control	6/30/08	6/30/08

Death	Paid through last	$0	$207,625	$803,461 (3)	$0	$1,011,086

	day worked

Disability	Paid through last	$0	$207,625	$803,461 (3)	$111,084 (4)	$1,122,170

	day worked
Termination for Cause	Paid through last	$0	$207,625	$334,880 (2)	$0	$542,505
	day worked

Voluntary Termination Prior to	Paid through last	$0	$207,625	$334,880 (2)	$0	$542,505

Retirement	day worked
Involuntary Termination or	Paid through last	$0	$207,625	$1,297,660 (6)	$978,950 (5)	$2,484,235
Resignation for Good Cause	day worked
Following Change in Control

(1)	Assumes Mr. Eperjesy was employed the entire fiscal year, therefore is entitled to full bonus. This also assumes no discretionary component is paid.

(2)	This amount reflects performance awards payable for the performance period ending June 30, 2008, valued at $20.93 per share or unit, the closing price of Twin Disc shares on June 30, 2008.

This assumes Mr. Eperjesy was employed through June 30, 2008.

(3)	This amount was calculated by adding 100% of the performance stock and performance stock unit awards payable for the performance period ending June 30, 2008 (16,000) plus 2/3rds of the awards payable for the performance period ending June 30, 2009 (12,563) plus 1/3rd of the awards payable for the performance period ending June 30, 2010 (3,825), assuming achievement of target performance levels. In addition, Mr. Eperjesy has 6,000 shares of restricted stock that vest at death or disability. The total number of shares was multiplied by $20.93, the closing price of Twin Disc shares on June 30, 2008.

(4)	This amount is the value of six months of benefits under the Company’s short-term disability program for Salaried employees.

(5)	Under the change in control severance agreement, Mr. Eperjesy is entitled to 2.0 times his base salary plus his most recent bonus as a severance payment ($965,250), plus benefit continuation ($13,700) for 24 months.

(6)	Upon termination in the event of a change in control, performance stock and performance units immediately vest, and stock or cash is paid under the agreements as if the maximum performance objective was achieved. In addition, restricted stock becomes fully transferable. This amount represents the total of 62,000 outstanding shares and units, which consists of restricted shares (6,000) and performance stock and performance stock unit awards (56,000) valued at $20.93, the closing price of Twin Disc shares on June 30, 2008.

James E. Feiertag

				(3)
				Value of Accelerated
			(1)	Restricted Stock,
Termination Event	Base Salary	Bonus	Non-Equity	Performance Stock	Other Benefits	Total
	($)	($)	Incentive Plan	and Performance	($)	($)
			($)	Stock Units, and
				Stock Options
				($)

Normal Retirement prior to a	Not Eligible on	Not Eligible on	Not Eligible on 6/30/08	Not Eligible on 6/30/08	Not Eligible on 6/30/08	Not Eligible on 6/30/08

Change in Control	6/30/08	6/30/08

Death	Paid through last	$0	$207,625	$677,881 (4)	$0	$885,506

	day worked

Disability	Paid through last	$0	$207,625	$667,881 (4)	$118,128 (5)	$1,003,634

	day worked
Termination for Cause	Paid through last	$0	$207,625	$334,880 (2)	$0	$542,505
	day worked

Voluntary Termination Prior to	Paid through last	$0	$207,625	$334,880 (2)	$0	$542,505

Retirement	day worked

Involuntary Termination or	Paid through last	$0	$207,625	$1,088,360 (7)	$994,264 (6)	$2,290,249
Resignation for Good Cause	day worked
Following Change in Control

(1)	Assumes Mr. Feiertag was employed the entire fiscal year, and therefore is entitled to full bonus. This also assumes no discretionary component is paid.

(2)	This amount reflects performance awards payable for the performance period ending June 30, 2008. This assumes Mr. Feiertag was employed through June 30, 2008.

(3)	All values in this column assume a share or unit value of $20.93, the closing price on June 30, 2008.

(4)	This value was calculated by adding 100% of the performance stock and performance stock unit awards payable for the performance period ending June 30, 2008 (16,000) plus 2/3rds of the awards payable for the performance period ending June 30, 2009 (12,563) plus 1/3rd of the awards payable for the performance period ending June 30, 2010 (3,825), assuming achievement of target performance levels. The total number of shares was multiplied by $20.93, the closing price of Twin Disc shares on June 30, 2008.

(5)	This amount is the value of six months of benefits under the Company’s short-term disability program for salaried employees.

(6)	Under the change in control severance agreement, Mr. Feiertag is entitled to 2.0 times his base salary plus most recent bonus as severance payments ($965,250), plus benefit continuation for 24 months ($29,014).

(7)	Upon termination in the event of a change in control, performance stock and performance units immediately vest, and stock or cash is paid under the agreements as if the maximum performance objective was achieved. This amount represents the total of 52,000 performance stock and performance stock unit awards valued at $20.93, the closing price of Twin Disc shares on June 30, 2008.

John H. Batten

				(3)
			(1)	Value of Accelerated
Termination Event	Base Salary	Bonus	Non-Equity	Restricted Stock,	Other Benefits	Total
	($)	($)	Incentive Plan	Performance Stock	($)	($)
			($)	and Performance
				Stock Units, and
				Stock Options
				($)

Normal Retirement prior to a	Not Eligible on	Not Eligible on	Not Eligible on 6/30/08	Not Eligible on 6/30/08	Not Eligible on 6/30/08	Not Eligible on 6/30/08

Change in Control	6/30/08	6/30/08

Death	Paid through last	$0	$192,525	$677,881 (4)	$0	$870,406

	day worked

Disability	Paid through last	$0	$192,525	$677,881 (4)	$122,602 (5)	$993,008

	day worked
Termination for Cause	Paid through last	$0	$192,525	$334,880 (2)	$0	$527,405
	day worked

Voluntary Termination Prior to	Paid through last	$0	$192,525	$334,880 (2)	$0	$527,405

Retirement	day worked
Involuntary Termination or	Paid through last	$0	$192,525	$1,088,360 (7)	$937,800 (6)	$2,218,685
Resignation for Good Cause	day worked
Following Change in Control

(1)	Assumes Mr. Batten was employed the entire fiscal year, and therefore is entitled to full bonus. This also assumes no discretionary component is paid.

(2)	This amount reflects performance awards payable for the performance period ending June 30, 2008. This assumes Mr. Batten was employed through June 30, 2008.

(3)	All values in this column assume a share or unit value of $20.93, the closing price on June 30, 2008.

(4)	This value was calculated by adding 100% of the performance stock and performance stock unit awards payable for the performance period ending June 30, 2008 (16,000) plus 2/3rds of the awards payable for the performance period ending June 30, 2009 (12,563) plus 1/3rd of the awards payable for the performance period ending June 30, 2010 (3,825), assuming achievement of target performance levels. The total number of shares was multiplied by $20.93, the closing price of Twin Disc shares on June 30, 2008.

(5)	This amount is the value of six months of benefits under the Company’s short-term disability program for Salaried employees. Any benefits payable after six months are provided by a fully- insured disability carrier.

(6)	Under the change in control severance agreement, Mr. Batten is entitled to 2.0 times his base salary plus most recent bonus as severance payments ($895,050) plus benefit continuation for 24 months ($42,750).

(7)	Upon termination in the event of a change in control, performance stock and performance units immediately vest, and stock or cash is paid under the agreements as if the maximum performance objective was achieved. This amount represents the total of 52,000 performance stock and performance stock unit awards valued at $20.93, the closing price of Twin Disc shares on June 30, 2009.

H. Claude Fabry

				(3)
				Value of Accelerated
			(1)	Restricted Stock,
Termination Event	Base Salary	Bonus	Non-Equity	Performance Stock	Other Benefits	Total
(9)	($)	($)	Incentive Plan	and Performance	($)	($)
			($)	Stock Units, and
				Stock Options
				($)

Normal Retirement prior to a	Paid through last	$0	$143,212	$277,155 (4)	$0	$420,367

Change in Control	day worked

Death	Paid through last	$0	$143,212	$277,155(4)	$0	$420,367

	day worked

Disability	Paid through last	$0	$143,212	$277,155 (4)	$17,034 (5)	$437,401

	day worked
Termination for Cause	Paid through last	$0	$143,212	$150,696 (2)	$334,555 (6)	$628,463
	day worked

Voluntary Termination Prior to	Paid through last	$0	$143,212	$150,696 (2)	$0	$293,908

Retirement	day worked
Involuntary Termination or	Paid through last	$0	$143,212	$448,974 (8)	$611,236 (7)	$1,203,422
Resignation for Good Cause	day worked
Following Change in Control

(1)	Assumes Mr. Fabry was employed the entire fiscal year, and therefore is entitled to full bonus. This also assumes no discretionary component is paid.

(2)	This amount reflects performance awards payable for the performance period ending June 30, 2008. This assumes Mr. Fabry was employed through June 30, 2008.

(3)	All values in this column assume a share or unit value of $20.93, the closing price on June 30, 2008.

(4)	This value was calculated by adding 100% of the performance stock and performance stock unit awards payable for the performance period ending June 30, 2008 (7,200) plus 2/3rds of the awards payable for the performance period ending June 30, 2009 (4,167) plus 1/3rd of the awards payable for the performance period ending June 30, 2010 (1,875), assuming achievement of target performance levels. The total number of shares was multiplied by $20.93, the closing price of Twin Disc shares on June 30, 2008.

(5)	This amount is one-month’s salary under the Belgian subsidiary’s disability program.

(6)	Value of severance indemnity benefit required by Belgian law.

(7)	Under the change in control severance agreement, Mr. Fabry is entitled to 1.5 times his base salary plus most recent bonus as severance payments ($610,458), plus benefit continuation for 24 months ($778). The Belgian operation provides Mr. Fabry with supplemental hospitalization benefits.

(8)	Upon termination in the event of a change in control, performance stock and performance units immediately vest, and stock or cash is paid under the agreements as if the maximum performance objective was achieved. This amount represents the total of 21,451.2 performance stock and performance stock unit awards valued at $20.93, the closing price of Twin Disc shares on June 30, 2008.

(9)	Any benefits payable in Euro have been translated to dollars at the average currency exchange rate for fiscal 2008 of 1.47061.

Director Compensation

The following table summarizes information regarding the compensation received by each of our non-executive directors during fiscal 2008:

						Change in
						Pension
						Value and
		Fees			Non-Equity	Nonqualified
		Earned	Stock	Option	Incentive Plan	Deferred	All Other
		or Paid	Awards	Awards	Compensation	Compensation	Compensation
Name	Year	in Cash	(1)	(1)		Earnings		Total

John Mellowes	2008	$48,000	$23,223	$12,412				$83,635

Malcolm Moore	2008	$41,500	$21,268	$12,412				$77,135

David Rayburn	2008	$55,500	$23,223	$12,412				$91,135

Harold Stratton II	2008	$54,000	$23,223	$12,412				$89,635

David Swift	2008	$49,500	$23,223	$12,412				$85,135

David Zimmer	2008	$51,000	$23,223	$12,412				$86,635

(1)	Values computed in accordance with Financial Accounting Standards Board Statement No. 123(R), Share- Based Payment (“FAS 123R”).

Outside Directors of the Corporation (i.e., non-Corporation employees) are paid an annual retainer of $25,000. In addition, outside Directors receive a $1,500 fee for each board meeting and each committee meeting attended and $5,000 per year for serving as a committee chairman. Directors who are officers do not receive any fees in addition to their remuneration as officers.

Outside Directors are eligible to participate in the 2004 Stock Incentive Plan for Non-Employee Directors. Under the 2004 Plan, each outside Director who is elected or re-elected to the Board at an annual meeting, and each outside Director who continues to serve on the Board following an annual meeting, receives a grant of 1,200 options and 1,200 shares of restricted stock as of the annual meeting date. The restricted stock grants vest in equal 1/3 increments from the date of grant. Options are granted with an exercise price equal to the closing price per share of the Company’s common stock as of the date of grant.

Outside Directors who reach the age of 71 or who retire from full-time employment may be required to retire from the Board of Directors effective as of the completion of their current term. Retired outside directors are entitled to an annual retirement benefit equal to the sum of:

a)	The annual retainer at the time of retirement.

b)	Six (6) Director Meeting fees at the rate prevailing at the time of retirement.

The benefit is payable for a term equal to the Director’s years of service or life, whichever is shorter.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis with management. Based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement and the Company’s annual report on Form 10-K.

Members of the Compensation Committee:

David L. Swift, Chair John A. Mellowes David B. Rayburn

Audit Committee Report

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

The Audit Committee charter reflects standards set forth in SEC regulations and NASDAQ Stock Market rules. All members of the Audit Committee are independent, as defined in Rules 4200 and 4350 of the listing standards of the NASDAQ Stock Market.

The Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee's charter. To carry out its responsibilities, the Committee met five times during fiscal 2008.

As part of its responsibilities, and as set forth in its charter, the Audit Committee met with both management and the Corporation's independent accountants to review and discuss the audited financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the independent accountants. The Committee's review included discussion with the independent accountants of matters required to be discussed pursuant to Statement on Auditing Standards No. 114, “The Auditor’s Communication With Those Charged With Governance” and SEC Regulation S-X, Rule 2-07, “Communication with Audit Committees.”

The Committee received the written disclosures and the letter required from the independent accountants as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee). The Committee also discussed with PricewaterhouseCoopers LLP matters relating to its independence.

On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Corporation's audited financial statements in the Corporation's Annual Report on Form 10-K for the fiscal year ended June 30, 2008, for filing with the Securities and Exchange Commission.

Audit Committee David R. Zimmer, Chair Malcolm F. Moore David B. Rayburn Harold M. Stratton II July 25, 2008

SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and 10% shareholders to file reports of ownership and changes in ownership of Twin Disc stock. Based solely on a review of the copies of such forms furnished to the Corporation and representations from executive officers and Directors, the Corporation believes that during the period from July 1, 2007 to June 30, 2008, all Section 16(a) filing requirements applicable to its executive officers, Directors and greater than ten (10%) beneficial owners were properly filed with the Securities and Exchange Commission.

GENERAL

The Corporation will bear the cost of the solicitation of proxies. The firm of Georgeson Shareholder Communications Inc., New York, NY has been retained to assist in solicitation of proxies for the Annual Meeting at a fee not to exceed $7,500 plus expenses.

Management does not know of any other business to come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote upon such matters in their discretion in accordance with the authorization of the proxy.

If you do not contemplate attending in person, we respectfully request that you fill in, sign and return the accompanying proxy at your earliest convenience. However, remember that in order to have your proxy validated, it must be delivered to the Secretary either in person, by mail, or by messenger, and it must be received by the Secretary not less than forty-eight (48) hours prior to the date of the meeting. Alternatively, shareholders may vote via the Internet by accessing www.proxyvoting.com/twin or by telephone at 1-866-540-5760.